Exhibit 99.3

Press Contact:	Nicole Anderson
Ciena Corporation
(410) 694–5786
pr@ciena.com

Investor Contact:	Gregg Lampf
Ciena Corporation
(877) 243–6273
ir@ciena.com

FOR IMMEDIATE RELEASE

Ciena Announces Intent to Acquire Cyan

Accelerates transition toward on-demand networks and services

HANOVER, Md. – May 4, 2015 – Ciena® Corporation (NYSE: CIEN), the network specialist, has entered into a definitive agreement to acquire Cyan Inc. (NYSE: CYNI), a leading provider of next-generation software and platforms to enable open, agile and scalable software-defined networks. Under the terms of the agreement, Ciena will acquire all of the outstanding shares of Cyan in a cash and stock transaction currently valued at approximately $400 million (or $335 million, net of estimated cash acquired) and inclusive of Cyan’s outstanding convertible notes on an as-converted basis.

Cyan offers SDN, NFV, and metro packet-optical solutions, which have built a strong customer base that is complementary to Ciena. Cyan also provides multi-vendor network and service orchestration and next-generation network management software with advanced visualization. When combined with Ciena’s Agility software portfolio, Cyan’s next-generation software and platforms enable greater monetization for network operators through more efficient utilization of network assets and faster time-to-market with differentiated and profitable services.

“Ciena is transforming networks by applying web-scale technologies for delivering greater efficiency, network automation and agility while driving the industry toward an open ecosystem,” said Gary Smith, president and CEO of Ciena. “The addition of Cyan accelerates the availability of a complete solution for our customers to deliver virtualized networks and services on-demand.”

“Ciena and Cyan share the common belief that disruptive innovations and a customer-first approach are key ingredients to enable network transformation,” said Mike Hatfield, president of Cyan. “We are confident that our combined efforts will accelerate this transformation adding significant value for our customers.”

Transaction Terms and Timing

Upon the closing of the transaction, Cyan shareholders will receive consideration equal to the value 0.224 shares of Ciena common stock (89% of which will be delivered in Ciena common stock and 11% will be delivered in cash based on the value of Ciena common stock at closing). This exchange ratio represents $4.75 per share of Cyan common stock, based on Ciena’s 20-day volume weighted average price as of May 1, 2015. Based on the structure of the transaction, Cyan’s outstanding warrants will be deemed to have been automatically exercised upon closing. In addition, Ciena will also assume Cyan’s outstanding equity awards.

In connection with the acquisition, Ciena will assume Cyan’s $50 million in outstanding principal amount of 8.0% Convertible Senior Secured Notes due 2019. Under the terms of the indenture, for a period following closing, the note holders may elect to convert such notes at an increased conversion rate, or alternatively require that all or a portion of their notes be purchased for cash at a purchase price equal to the principal plus accrued interest. In the event that any note holders do not make either such election, such notes will become obligations of Ciena.

The transaction is expected to close during Ciena’s fiscal fourth quarter 2015 and is subject to certain approvals of Cyan stockholders, regulatory approvals in the U.S. and other customary approvals. The boards of directors of both Ciena and Cyan have approved the transaction. Certain officers and directors and affiliated stockholders, including investment funds affiliated with certain directors, collectively holding over 40% of the outstanding shares of Cyan, have signed voting agreements committing to support the merger.

Morgan Stanley & Co. LLC served as financial advisor and Hogan Lovells is serving as legal counsel to Ciena on this transaction. Jefferies LLC served as financial advisor and Wilson Sonsini Goodrich & Rosati is serving as legal counsel to Cyan.

Live Conference Call/Web Broadcast

Ciena will host a brief conference call about its intent to acquire Cyan with investors and financial analysts today, Monday, May 4 at 8:30 a.m. (Eastern). A live broadcast of the discussion will be available on the Investor Relations page of Ciena’s website at www.ciena.com/investors, and an archived version will be available shortly following the conclusion of the live broadcast. Ciena has also posted to the Investor Relations page of its website a presentation that includes certain highlighted information to be discussed on the call.

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About Ciena

Ciena (NYSE: CIEN) is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. Ciena leverages its deep expertise in packet and optical networking and distributed software automation to deliver solutions in alignment with its OPn architecture for next-generation networks. We enable a high-scale, programmable infrastructure that can be controlled and adapted by network-level applications, and provide open interfaces to coordinate computing, storage and network resources in a unified, virtualized environment. For updates on Ciena news, follow us on Twitter @Ciena or on LinkedIn http://www.linkedin.com/company/ciena. Investors are encouraged to review the Investors section of our website at www.ciena.com/investors, where we routinely post press releases, SEC filings, recent news, financial results, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use.

About Cyan

Cyan (NYSE: CYNI) enables network transformation. The company’s SDN, NFV, and packet-optical solutions deliver orchestration, agility, and scale to networks, that until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data centers globally, Cyan’s open platforms provide multi-vendor, multi-layer control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include the award-winning Blue Planet software and N-Series hyperscale and Z-Series packet-optical hardware platforms. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at twitter.com/CyanNews.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Ciena Corporation (“Ciena”) or Cyan (“Cyan”), the management of either such company or the proposed transaction between Ciena and Cyan, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Ciena and Cyan undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Ciena and Cyan have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Ciena and Cyan may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Ciena and Cyan or such integration may be more difficult, time-consuming or costly than expected; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Ciena and Cyan. Neither Ciena nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Ciena and Cyan described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Ciena and Cyan on the date hereof, and neither Ciena nor Cyan assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.

Participants in Solicitation

Ciena, Cyan and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cyan’s website at investor.cyaninc.com/investors/sec-filings/default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.